EXHIBIT 99.B5-9
                                 EXHIBIT (D)(10)

                           CO-SUB-ADVISORY AGREEMENTS

           ON BEHALF OF WRL GE/SCOTTISH EQUITABLE INTERNATIONAL EQUITY

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         WRL INVESTMENT MANAGEMENT, INC.

                                       AND

                SCOTTISH EQUITABLE INVESTMENT MANAGEMENT LIMITED

         SUB-ADVISORY AGREEMENT, made as of the 1st day of January, 1997, between WRL Investment Management, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and Scottish Equitable Investment Management Limited ("Co-Sub-Adviser"), a corporation organized and existing under the laws of Scotland, United Kingdom.

         WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997 ("Advisory Agreement") with the WRL Series Fund, Inc. ("Fund"), a Maryland corporation which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Fund is authorized to issue shares of the International Equity Portfolio ("Portfolio"), a separate series of the Fund;

         WHEREAS, the Co-Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Co-Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Co-Sub-Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Co-Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Co-Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE CO-SUB-ADVISER.

                  A. INVESTMENT SUB-ADVISORY SERVICES. Subject to the supervision of the Fund's Board of Directors ("Board") and the Investment Adviser, the Co-Sub-Adviser shall act as an investment sub-adviser and shall supervise and direct the investments of the Portfolio's assets under its management in accordance with the Portfolio's investment objective, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Fund by notice in writing to the Co-Sub-Adviser. The Co-Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio allocated to it in a manner consistent with the Portfolio's investment objective, policies, and restrictions. In furtherance of this duty, the Co-Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:

                  (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

                  (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Co-Sub-Adviser may select.

                  B. ADDITIONAL DUTIES OF CO-SUB-ADVISER. In addition to the above, Co-Sub-Adviser shall:

                  (1) furnish continuous investment information, advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

                  (2) cause its officers or other representatives to attend meetings of the Fund and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Fund and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Co-Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

                  (3) furnish such statistical and analytical information and reports as may reasonably be required by the Fund from time to time.

                  C. FURTHER DUTIES OF CO-SUB-ADVISER. In all matters relating to the performance of this Agreement, the Co-Sub-Adviser shall act in conformity with the Fund's Articles of Incorporation and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Co-Sub-Adviser pursuant to this Agreement, the Co-Sub-Adviser shall receive a monthly investment management fee equal to (i) 50% of the fees received by the Investment Adviser for services rendered under the Advisory Agreement by the Investment Adviser with respect to the amount of the Portfolio's assets managed by the Co-Sub-Adviser during such period, less (ii) 50% of the amount paid by the Investment Adviser on behalf of the Portfolio pursuant to any expense limitation with respect to the amount of the Portfolio's assets managed by the Co-Sub-Adviser during such period. The management fee shall be payable by the Investment Adviser monthly to the Co-Sub-Adviser upon receipt by the Investment Adviser from the Portfolio of advisory fees payable to the Investment Adviser. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Co-Sub-Adviser's performance of its duties under this Agreement.

                  B. The Investment Adviser has furnished the Co-Sub-Adviser with copies of each of the following documents and will furnish to the Co-Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time ("Articles"):

                  (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

                  (3) Certified resolutions of the Board of the Fund authorizing the appointment of the Investment Adviser and the Co-Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

                  (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

                  (5) The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto:

                  (6) The Fund's Prospectus (as defined above) and any amendments effected from time to time; and

                  (7) A certified copy of any publicly available financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

                  (8) Written instructions and directions of the Board and such other limitations applicable from time to time, including those specified in Clause 2.A.

         The Investment Adviser shall furnish the Co-Sub-Adviser with any further documents, materials or information that the Co-Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Co-Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Co-Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Co-Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Co-Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Co-Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

         5.       BROKERAGE.

                  A. The Co-Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Co-Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Co-Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Co-Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Co-Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

                  B. On occasions when the Co-Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Co-Sub-Adviser, the Co-Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Co-Sub-Adviser in the manner the Co-Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

                  C. In addition to the foregoing, the Co-Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement.

         6.       OWNERSHIP OF RECORDS.

         The Co-Sub-Adviser shall maintain all books and records required to be maintained by the Co-Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Co-Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Co-Sub-Adviser may retain copies of such records.

         7.       REPORTS.

         The Co-Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Co-Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       SERVICES TO OTHERS CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Co-Sub-Adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Co-Sub-Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9.       REPRESENTATIONS OF CO-SUB-ADVISER.

         The Co-Sub-Adviser represents, warrants, and agrees as follows:

                  A. The Co-Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Co-Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

                  B. The Co-Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption.

                  C. The Co-Sub-Adviser has provided the Investment Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

         10.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Co-Sub-Adviser shall furnish to the Fund, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         11.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days' prior written notice to the Co-Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Co-Sub-Adviser, without the payment of any penalty; or (ii) if the Co-Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Co-Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         12.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

         13.      MISCELLANEOUS.

                  A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

                  E. DEFINITIONS. Any question of interpretation of any term of provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Co-Sub-Adviser agree to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                                     WRL INVESTMENT MANAGEMENT, INC.

/s/ PRISCILLA I. HECHLER                    By: /s/ KENNETH P. BEIL
------------------------                        -------------------
Assistant Secretary                         Name:  Kenneth P. Beil
                                            Title: President and Treasurer

Attest:                                     SCOTTISH EQUITABLE INVESTMENT
                                            MANAGEMENT LIMITED

/s/ IAN YOUNG                               By: /s/ PAUL NIVEN RITCHIE
------------------------                        ----------------------
Solicitor                                   Name:  Paul Niven Ritchie
                                            Title:  Director

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         WRL INVESTMENT MANAGEMENT, INC.

                                       AND

                      GE INVESTMENT MANAGEMENT INCORPORATED

         SUB-ADVISORY AGREEMENT, made as of the 1st day of January, 1997, between WRL Investment Management, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida and GE Investment Management Incorporated ("Co-Sub-Adviser"), a corporation organized and existing under the laws of the State of Delaware.

         WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 1997 ("Advisory Agreement") with the WRL Series Fund, Inc. ("Fund"), a Maryland corporation which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Fund is authorized to issue shares of the International Equity Portfolio ("Portfolio"), a separate series of the Fund;

         WHEREAS, the Co-Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

         WHEREAS, the Investment Adviser desires to retain the Co-Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Co-Sub-Adviser is willing to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

         1.       APPOINTMENT.

         Investment Adviser hereby appoints the Co-Sub-Adviser as an investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Co-Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF THE CO-SUB-ADVISER.

                  A. INVESTMENT SUB-ADVISORY SERVICES. Subject to the supervision of the Fund's Board of Directors ("Board") and the Investment Adviser, the Co-Sub-Adviser shall act as an investment sub-adviser and shall supervise and direct the investments of the Portfolio's assets under its management in accordance with the Portfolio's investment objective, policies, and restrictions as provided in the Fund's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as directed by the appropriate officers of the Investment Adviser or the Fund by notice in writing to the Co-Sub-Adviser. The Co-Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio allocated to it in a manner consistent with the Portfolio's investment objective, policies, and restrictions. In furtherance of this duty, the Co-Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:

                  (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

                  (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Co-Sub-Adviser may select.

                  B. ADDITIONAL DUTIES OF CO-SUB-ADVISER. In addition to the above, Co-Sub-Adviser shall:

                  (1) furnish continuous investment information, advice and recommendations to the Fund as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

                  (2) cause its officers to attend quarterly (or such less frequent) meetings of the Fund in person, via telephone or teleconference capabilities and furnish oral or written reports, as the Fund may reasonably require, in order to keep the Fund and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Co-Sub-Adviser, and the investment considerations which have given rise to those recommendations; and

                  (3) furnish such statistical and analytical information and reports as may reasonably be required by the Fund from time to time.

                  C. FURTHER DUTIES OF CO-SUB-ADVISER. In all matters relating to the performance of this Agreement, the Co-Sub-Adviser shall act in conformity with the Fund's Articles of Incorporation and By-Laws, as each may be amended or supplemented, and currently effective Registration Statement (as defined below) and with the written instructions and directions of the Board and the Investment Adviser, either as reflected in the Registration Statement (as defined below) or otherwise provided in writing to the Co-Sub-Adviser by the Investment Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations, either as reflected in the Registration Statement (as defined below), or otherwise provided in writing to the Co-Sub-Adviser by the Investment Adviser.

         3.       COMPENSATION.

         For the services provided and the expenses assumed by the Co-Sub-Adviser pursuant to this Agreement, the Co-Sub-Adviser shall receive a monthly investment management fee equal to (i) 50% of the fees received by the Investment Adviser for services rendered under the Advisory Agreement by the Investment Adviser with respect to the amount of the Portfolio's assets managed by the Co-Sub-Adviser during such period, less (ii) 50% of the amount paid by the Investment Adviser on behalf of the Portfolio pursuant to any expense limitation with respect to the amount of the Portfolio's assets managed by the Co-Sub-Adviser during such period. The management fee shall be payable by the Investment Adviser monthly to the Co-Sub-Adviser upon receipt by the Investment Adviser from the Portfolio of advisory fees payable to the Investment Adviser. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs. Any amount borne by the Co-Sub-Adviser pursuant to (ii) above in this paragraph constitutes an agreement between the Investment Adviser and Co-Sub-Adviser only for the first twelve months following commencement of operations of the Portfolio. The fee payable to the Co-Sub-Adviser pursuant to this paragraph will not be waived by the Co-Sub-Adviser or otherwise reduced by any waiver or expense limitation affecting the fee that is payable to the Investment Adviser under the Advisory Agreement, except as may be mutually agreed upon by the Co-Sub-Adviser and the Investment Adviser.

         4.       DUTIES OF THE INVESTMENT ADVISER.

                  A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Co-Sub-Adviser's performance of its duties under this Agreement.

                  B. The Investment Adviser has furnished the Co-Sub-Adviser with copies of each of the following documents and will furnish to the Co-Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

                  (1) The Articles of Incorporation of the Fund, as filed with the State of Maryland, as in effect on the date hereof and as amended from time to time ("Articles");

                  (2) The By-Laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

                  (3) Certified resolutions of the Board of the Fund authorizing the appointment of the Investment Adviser and the Co-Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

                  (4) The Fund's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended ("1933 Act"), on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

                  (5) The Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

                  (6) The Fund's Prospectus and Statement of Additional Information (as defined above); and

                  (7) A certified copy of any publicly available financial statement or report prepared for the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange.

         The Investment Adviser shall furnish the Co-Sub-Adviser with any further documents, materials or information that the Co-Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

                  C. During the term of this Agreement, the Investment Adviser shall furnish to the Co-Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Co-Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Co-Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials if the Co-Sub-Adviser reasonably objects in writing fifteen business days (or such other time as may be mutually agreed) after receipt thereof.

         5.       BROKERAGE.

                  A. The Co-Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the Co-Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Co-Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Co-Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Co-Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

                  B. On occasions when the Co-Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Co-Sub-Adviser, the Co-Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Co-Sub-Adviser in the manner the Co-Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

                  C. In addition to the foregoing, the Co-Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement, and the Investment Adviser acknowledges in this Agreement the specific authority given to both the Investment Adviser and the Co-Sub-Adviser under the Advisory Agreement with respect to the placement of brokerage.

         6.       OWNERSHIP OF RECORDS.

         The Co-Sub-Adviser shall maintain all books and records required to be maintained by the Co-Sub-Adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Co-Sub-Adviser hereby agrees: (i) that all records that it maintains for the Fund are the property of the Fund, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act and (iii) agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, the Co-Sub-Adviser may retain copies of such records.

         7.       REPORTS.

         The Co-Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Co-Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

         8.       SERVICES TO OTHERS CLIENTS.

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Co-Sub-Adviser, or any affiliated person thereof, to render investment advisory, management and corporate administrative services to any other investment companies, to act as investment manager or investment counselor to any other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Co-Sub-Adviser, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         9.       REPRESENTATIONS OF CO-SUB-ADVISER.

         The Co-Sub-Adviser represents, warrants, and agrees as follows:

                  A. The Co-Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Co-Sub-Adviser from serving as an investment adviser of an investment company pursuant to
Section 9 (a) of the 1940 Act or otherwise.

                  B. The Co-Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption.

                  C. The Co-Sub-Adviser has provided the Investment Adviser and the Fund with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

         10.      REPRESENTATIONS AND WARRANTIES OF INVESTMENT ADVISER.

         The Investment Adviser represents, warrants and agrees as follows:

                  A. The Investment Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act from performing the services contemplated by the Advisory Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by the Advisory Agreement;
(iv) has the authority to enter into and perform the services contemplated by the Advisory Agreement and has the authority to enter into this Agreement; and
(v) will promptly notify the Co-Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

                  B. The Investment Adviser agrees that it will notify the Co-Sub-Adviser, to the extent possible, within a reasonable period of time prior to any termination of this Agreement pursuant to Section 14 which arises from a termination of the Advisory Agreement (including any termination by assignment resulting from a foreseeable change in control of the Investment Adviser that is a matter of public information).

         11.      LIMITATION OF LIABILITY.

         The Co-Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Fund or its shareholders or by the Investment Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         12.      INDEMNIFICATION.

                  A. The Investment Adviser agrees to indemnify the Co-Sub-Adviser, its officers and directors, and any person who controls the Co-Sub-Adviser within the meaning of Section 15 of the 1933 Act for any loss or expense (including attorney's fees) arising out of any claim, demand, action or suit in the event that the Co-Sub-Adviser has been found to be without fault and the Investment Adviser or any other investment sub-adviser to the Portfolio, or any person who controls the Investment Adviser or such other investment sub-adviser within the meaning of Section 15 of the 1933 Act has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the Board of Directors of the Investment Adviser, such other investment sub-adviser or such other controlling person.

                  B. The Co-Sub-Adviser agrees to indemnify the Investment Adviser, its officers and directors, and any person who controls the Investment Adviser within the meaning of Section 15 of the 1933 Act for any loss or expense (including attorney's fees) arising out of any claim, demand, action or suit in the event that the Investment Adviser has been found to be without fault and the Co-Sub-Adviser or any person who controls the Co-Sub-Adviser within the meaning of Section 15 of the 1933 Act has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the Board of Directors of the Co-Sub-Adviser or such other controlling person.

         13.      TERM OF AGREEMENT.

         This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons of any such party. The Co-Sub-Adviser shall furnish to the Fund, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

         14.      TERMINATION OF AGREEMENT.

         Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on at least 60 days' prior written notice to the Co-Sub-Adviser. This Agreement may also be terminated by the Investment Adviser: (i) on at least 60 days' prior written notice to the Co-Sub-Adviser, without the payment of any penalty; or (ii) if the Co-Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement. The Co-Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

         15.      AMENDMENT OF AGREEMENT.

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities, unless otherwise permitted in accordance with the 1940 Act.

         16.      MISCELLANEOUS.

                  A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

                  D. INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

                  E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Co-Sub-Adviser agree to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

Attest:                                    WRL INVESTMENT MANAGEMENT, INC.

/s/ PRISCILLA I. HECHLER                   By: KENNETH P. BEIL
------------------------                       ---------------
Assistant Secretary                        Name:  Kenneth P. Beil
                                           Title: President and Treasurer

Attest:                                    GE INVESTMENT MANAGEMENT INCORPORATED

         ILLEGIBLE                         By /s/ MICHAEL J. COSGROVE
-------------------------                     ------------------------
Assistant Secretary                        Name:  Michael J. Cosgrove
                                           Title: Executive Vice President